UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2007

CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

6331	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))Item

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2007, CRM Holdings, Ltd. (the “Company”) entered into employment agreements with James J. Scardino (“Mr. Scardino”), the Company’s chief financial officer, and Chester J. Walczyk (“Mr. Walczyk”), the Company’s chief operating officer. The employment agreements memorialize the Company’s current employment at-will relationships with Mr. Scardino and Mr. Walczyk and will operate retroactively with an effective date of January 1, 2007.

Under the terms of his employment agreement, the Company will employ Mr. Scardino as the Company’s chief financial officer for a period of 3 years. Mr. Scardino will receive an annual salary of $300,000. Mr. Scardino will also be eligible for, but not guaranteed, an annual bonus payment up to 50% of his base salary, as then in effect, based upon his individual performance, profitability of the Company and the Company’s stock price. The amount of the annual bonus will be subject to the discretion of the Company’s Compensation Committee and will be paid in cash, restricted stock or some combination thereof. The Company will also pay Mr. Scardino’s monthly rental payment for an apartment located in Poughkeepsie, New York, and he will receive $12,000 per year for a car allowance. Mr. Scardino is eligible to participate in the Company’s employee benefit plans on the same basis as other employees. Mr. Scardino’s employment agreement also entitles him to receive a severance payment, generally equal to sum of his base salary then in effect plus his annual bonus amount for that year assuming a target payout, along with the immediate vesting of all restricted stock grants, if the Company terminates his employment without cause (as defined in the agreement) or if he terminates for good reason (as defined in the agreement).

Under the terms of his employment agreement, the Company will employ Mr. Walczyk as the Company’s chief operating officer for a period of 3 years. Mr. Walczyk will receive an annual salary of $300,000. Mr. Walczyk will also be eligible for, but not guaranteed, an annual bonus payment up to 50% of his base salary, as then in effect, based upon his individual performance, profitability of the Company and the Company’s stock price. The amount of the annual bonus will be subject to the discretion of the Company’s Compensation Committee and will be paid in cash, restricted stock or some combination thereof. Mr. Walczyk will receive $10,800 per year for a car allowance, and he is eligible to participate in the Company’s employee benefit plans on the same basis as other employees. Mr. Walczyk’ employment agreement also entitles him to receive a severance payment, generally equal to sum of Mr. Walczyk’s base salary then in effect plus his annual bonus amount for that year assuming a target payout, along with the immediate vesting of all restricted stock grants, if the Company terminates his employment without cause (as defined in the agreement) or if he terminates for good reason (as defined in the agreement).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)

March 29, 2007

/s/ Daniel G. Hickey, Jr.

Daniel G. Hickey, Jr.
Chief Executive Officer